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                                                                   EXHIBIT 10.24

                       LEASE AGREEMENT OF YUETAN BUILDING



This Agreement is entered into by and between two parties as of August 30, 2002, in Beijing.

Lessor (Party A)

Name: Beijing Yue Tan Building Real Estate Development Co. Ltd.

Registered Country: China

Registered Address: 2# Yue Tan Bei Jie, Xi Cheng District, Beijing

Tel.: 68083100

Fax: 68083333

Legal Representative:  Rong Jiang


Lessee (Party B)

Name: KongZhong Information Technology (Beijing) Co.,Ltd

Registered Country: China

Registered Address: 12th floor, No 6, Zhong Guan Cun Nan Da Jie, Hai Dian District, Beijing

Tel.: 62016505

Fax: 62012955

Legal Representative:  Yunfan Zhou



         Through friendly negotiation, regarding to the leasing and renting of the real estate, which is located in Room 809, 8th floor, Block A, 2# Yue Tan Bei Jie, Xi Cheng District, Beijing, Party A and Party B reach an Agreement as below.



Article 1 The Room

      1.1 The total acreage of this room is 900.57 sq.m.

      1.2 The ichnography of this room pls. refers to Appendix 1 of this Agreement.


Article 2 The Use of the Room


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      2.1 Party B agrees only to utilize this room as office room.

Article 3 The Term of the Leasing

      3.1 Time Period of the term

            Both parties agree that the term of this Agreement is 2 year(s), leasing from the date of September 10, 2002. Party A deliver this room to Party from the leasing date as above.

      3.2 Free Leasing Period

            After the subscription of this Agreement, the free leasing period is calculating from the date of September 10, 2002. The total free leasing Period is 2 months, viz. from the date of September 10, 2002 to November 9, 2002. During the free leasing period, Party A shall not ask for renting fee, meanwhile Party B shall pay the related fee (refer to the Appendix 2 of this Agreement) according to the provisions of the Party A's authorized agent (Real Estate Management Company)

      3.3 Reletting

            This Agreement is terminated when the term is expired. If Party B desires to relet the room, with the consent of Party A, Party B shall put forward its request 3 months before expiration and renew this Agreement.

Article 4 Renting Fee and Payment

      4.1 Party B agrees to pay Party A the renting fee 17.8 USD/Month/Sq.M. according to the structure acreage (including the management fee 3.2 USD/Month/Sq.M.), the total amount of each month in words is ONE HUNDRED THIRTY TWO THOUSAND SEVEN HUNDRED TWENTY NINE YUAN AND SIX JIAO RMB (viz. RMB 132729.6 Yuan)

      4.2 The renting fee shall be prepaid in USD each month, and Party B shall pay Party A the renting fee 5 working days after every leasing date monthly into the banking account appointed by Party A or attorney authorized by Party A. The first payment shall be paid to Party A before the date of September 10, 2002. If Party B desires to pay the renting fee in RMB, the payment shall be based on the middle price of the exchange ratio between USD and RMB announced by the People's Bank of China.



      Name of the Company: Beijing Yue Tan Building Real Estate Development Co. Ltd.

      Bank of Deposit: Xuanwu Subbranch Bank, Beijing Branch Bank, Pudong
                       Development Bank of Shanghai




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      Account: 6214135001106

Article 5 Down Payment for Agreement Establishment.

      5.1 Party B agrees to pay THIRTY THOUSAND RMB in words before the date of subscription, viz. August 30, 2002, as the down payment to the room leasing. The renting fee payment will be offset from the down payment in the first renting fee payment.

Article 6 Guaranty Money

      6.1 Party B agrees to pay into the banking account appointed by Party A three-month renting fee before the date of September 10, 2002, totally in words THREE HUNDRED NINETY EIGHT THOUSAND ONE HUNDRED EIGHTY EIGHT YUAN AND EIGHT JIAO RMB (viz. RMB 398188.8 Yuan ), which shall be kept by Party A to the end of expiration.(the exchange ratio refers to Article 4 section 2)

      6.2 During the time of the leasing period, if Party B violates the provisions and cause damages to Party A, Party A (or the authorized agent of Party A) shall have right to deduct parts of or entire down payment in accordance to this Agreement, and shall notice Party B in writing after the deduction date. If the down payment is not sufficient, Party A may notify Party B to make up the margin, and Party B shall remit such amount to the banking account appointed by Party B in 15 days.

      6.3 Where this agreement is expired, Party B shall deliver the room to Party A (or the Party A's authorized agent) neat and tidy, and shall return the down payment to Party B in 20 working days after Party B pays up all the expenses, renting fees, and damages; if Party B cannot pay up the expenses, renting fees and damages under the items of this Agreement, Party A is entitled to return the balance of down payment to Party B, after deducting the relevant fees therefrom.



Article 7 Real Estate Management and Fees Related

      7.1 Pursuant to the provisions of the authorized agent (the real estate management company) and the requirement of other department, Party B shall timely pay the real estate management fees, energy fees, telephone line leasing guaranty money, telephone expenses and other expenses arising from the house leasing during such leasing period.

      7.2 The taxes arising from the house leasing shall be born respectively by each party according to the provisions of the related department. The insurance of relevant properties in this room shall be determined by Party B itself.


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Article 8 Rights and Obligations of Party B

      8.1 Party B shall pay the down payment and renting fees according to this Agreement.

      8.2 Party B shall provide its business license (photocopy thereof) and its introduction for Party B.

      8.3 If the room is damaged by Party B during utilization, management, and maintenance, Party B shall immediately notice Party A or its authorized agent (real estate management company) and assume the mending expenses and compensation fees.

      8.4 Without Party A's written consent, Party B shall not transfer to, relet to, exchange or share with the others the house.

      8.5 Without Party A's written consent, Party B shall not make any restructure to the house, shall not move or remove any fix fittings or equipment in the room, and shall not allocate, pile up, or hang any objects, whose weight is out of the bearing limit of the house. The arrangement by Party B shall not damage the structure or the equipment.

      8.6 Party B agrees that Party A (or the its authorized agent), with the prior notice (or without any notice in case of urgency), may enter into the room to inspect or exam conditions of the house or treat with the urgent cases in any reasonable time. If anything shall be repaired by Party B, Party B shall pay the related fees and mend them in accordance with the demand of Party A or its authorized agent, or else Party A has right to repair instead and Party B shall assume the fees related.

      8.7 Any delinquency, breach, infringement, which is caused by the employee, visitor, and licensee during the use, management, and maintenance of the house, shall be deemed as the act of Party B itself, and the liability related shall be born by Party B. If the above acts affect the daily work of Party A or causes any damages to Party A, Party B shall compensate all the loss.

Article 9 Rights and Obligations of Party A

      9.1 Party A agrees that Party B may arrange on the roof of the building no more than eight sets of air-conditioner's out-setting machine, which is necessary for Party B to use this house. However, Party B shall pay the real estate management company RMB 6000 Yuan as management fees. If the air-conditioner's out-setting machine is unnecessary to fit, such fees will not be paid.

      9.2 If the ceiling, main structure, drainpipe, cable, and any other fix fittings and equipment are damaged not due to Party B, Party A shall be responsible to bear the related mending fees. However, if any damages occurs, Party B shall


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      immediately notify Party A's authorized agent, and the real estate management company will arrange the repairs.

      9.3 Party A has right to appoint its agent and the authorized agent may deliver and take back the house, receive the renting fees, or any other rights entitled by Party A.

      9.4 If Party B has not clearly put forward its request to relet or purchase the house, Party A may accompany the personnel, who desire to lease or purchase the house, to enter into the house for visit three months before the expiration of the Agreement.

      9.5 Party A shall insure the safety of the house. If Party A's authorized agent (the real estate company) causes any personal harm, property damages, or other situations that are affected the daily work of Party B by the reason of itself, the real estate company shall compensate all losses.

      9.6 If Party B does not move its own property, equipment or any other objects out of the house within 10 days after the expiration or termination of this Agreement, which is deemed as the disposal right abandon, Party A or its authorized agent(real estate management company) has right to assign some persons to dispose the said property and objects without any compensation to Party B.

      9.7 Party A shall, as soon as practicable, deal with any matters which Party shall be responsible for maintaining or repairing after coming to knowledge or receipt of notice by Party B.

Article 10 Breach Liabilities

      10.1 Both parties shall observe the provisions under this Agreement, any party who violates the provisions shall assume the liabilities. If any damages occurs, the compensation shall be made within 5 days.

      10.2 If Party A terminates this Agreement unilaterally from the time of subscription to the leasing date, Party A shall return the double payment as the down payment stipulated in Article 5. If Party B terminates this Agreement unilaterally, the down payment will not be returned.

      10.3 If Party A terminates this Agreement unilaterally after the leasing date, Party A shall return the double payment as guaranty money provided in Article 6 Section 1. If Party B terminates this Agreement unilaterally, the guaranty money will not be returned.

      10.4 If Party A cannot deliver the house to Party B within 30 days after the leasing date, Party B has right to rescind this Agreement or ask for postponing the leasing date. If Party B choose to cancel this Agreement, Party A shall pay back Party B all the money and interests (calculating upon call rate) within 20 days after receipt of written notice.


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      10.5 If Party B delay to pay the renting fee or the guaranty money, Party
      B shall pay Party A 0.5% of such amount per delaying day. If Party B does not pay such amount of the delayed payment fee, or does not make up such margin after 20 days when receive the notice, unless the renting fee or the guaranty money is supplemented, Party A shall have right to cancel this Agreement, which is deemed as the unilateral termination of this Agreement, and the guaranty money will not return.

      10.6 If Party B transfer, relet to or exchange with the third party the house, without Party A's consent, the Party B shall pay Party A 3-month renting fees as the breach of contract damages, and the Party A shall have right to rescind this Agreement, unless such income returns to Party A.

      10.7 If Party B violates the provisions under this Agreement and does not correct after the written notice is received, Party A shall have right to rescind this Agreement (the date of rescinding the Agreement is the date when the written notice from Party A or its authorized agent serves to Party B), which is deemed as the unilateral termination of this Agreement. Where Party A cancels this Agreement due to Party B's fault, Party A shall pay back Party B's payment deducting the leasing fees, expenses, compensation, and breach of contract damages (calculating as the 3-month renting fee) within 10 days after this Agreement is canceled. If the guaranty money paid by Party B cannot make up the margin receivable by Party A, Party A has its right to recourse from Party B.

Article 11 Priorities

      11.1 Within three months before the expiration, Party B may request to renew the lease. If Party A plans to relet this house and Party B does not materially breach the contract in the term of this agreement, under the equal condition, Party B shall have the right of priority to subscribe the leasing agreement at least one year.

      11.2 If Party A needs to sell this house and Party B does not materially breach the contract Within the leasing period or after the expiration, under the equal condition, Party B shall have the right of priority to purchase.

      11.3 If Party A sell the house to the third party within the leasing period, Party A shall be responsible to urge the buyer to reach a written agreement with Party B as to accept this Agreement. If this buyer does not accept this agreement, Party A shall compensate Party B's losses based on the agreement of both parties.

Article 12 Force Majeure

      12.1 In the event of earthquake, typhoon, rainstorm, conflagration, war, and any other events , which are beyond the party's reasonable control and cannot be prevented or escape from with reasonable care, if any party cannot perform this


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      Agreement, this party shall notify the other party by telegram or facsimile, and provide the details and the authentication files that can prove the impossibility of performance, partly impossibility of performance and the performance delay within 15 days. These file shall be supplied by authentic agent in the area where force majeure occurs. To the extent of its affect, parties shall determine to cancel, to reduce the parts of the performance liabilities, or to postpone this Agreement.

Article 13 Applicable Law

      13.1 The establishment, effectiveness, interpretation, performance, dispute settlement of this Agreement shall be governed by current laws of P.R.C.

Article 14 Disputes Settlement

      14.1 Any disputes arising from the performance of this agreement, both parties shall be settle the disputes through friendly negotiation. If not, any party may file the action to the people's court in the jurisdiction where the real estate located.

Article 15 Miscellaneous

      15.1 The notice under this agreement shall be sent in writings except for some provisions stipulated otherwise. The notice can be served by fax, post, deliver face to face to the address set forth in this Agreement above (the post to Party B as well may be sent to this address). If the service is made by facsimile, the time when the fax sends out shall be the service date; if the service is made by face-to-face delivery, the time of receipt shall be the service date; if the service is made by post (including the express delivery), the 15th day after the post delivers shall be the service date.

      15.2 Chinese shall be prevailing language in this agreement, any other language shall only be deemed to be the reference.

      15.3 This Agreement is effective on the date of subscription.

      15.4 There are 4 original copies of this Agreement, each party hold one copy, and the other two copies shall be files to the related administrative department for records.



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PARTY A: BEIJING YUE TAN BUILDING REAL ESTATE DEVELOPMENT CO. LTD.

LEGAL REPRESENTATIVE (SIGNATURE): /s/ Rong Jiang
                                  ---------------------

CORPORATION SEAL:

DATE:


PARTY B:

LEGAL REPRESENTATIVE (SIGNATURE): /s/ Yunfan Zhou
                                  ----------------------

CORPORATION SEAL:

DATE: